SUPPLEMENTAL INFORMATION

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015

BASIS OF PRESENTATION

GENERAL INFORMATION
Unless the context indicates otherwise, references in the accompanying financial information (the "Supplemental") to the "Corporation" refer to General Growth Properties, Inc. and references to "GGP" or the "Company" refer to the Corporation, its direct and indirect subsidiaries, and consolidated and unconsolidated entities. Additionally, where reference is made to "GAAP", this refers to accounting principles generally accepted in the United States of America.

PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties ("Proportionate" or "at share") in certain schedules included within this Supplemental. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company's unconsolidated property operations that are owned through investments accounted for under the equity method.

NON-GAAP MEASURES
This Supplemental makes reference to net operating income (“NOI”), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations (“FFO”). NOI is defined as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses. NOI excludes reduction in ownership as a result of sales or other transactions ("Sold Interests"). EBITDA is defined as NOI less certain property management and administrative expenses, net of management fees and other operational items. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, less preferred unit distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. NOI, EBITDA and FFO are presented in the Supplemental on a Proportionate basis, which includes GGP’s share of consolidated and unconsolidated properties. As GGP conducts substantially all of its business through GGP Operating Partnership, LP, and through GGP Limited Partnership and GGP Nimbus, LP (collectively the “Operating Partnerships”, which are 99% owned by GGP) and since the limited common units of the Operating Partnerships are included in total diluted weighted average FFO per share amounts, all FFO amounts in this Supplemental reflect the FFO of the Operating Partnerships.

In order to present GGP's operations in a manner most relevant to its operations, Company NOI, Company EBITDA, and Company FFO have been presented to exclude certain non-cash and non-recurring revenue and expenses. Same Store Company NOI is presented to exclude the periodic effects of acquisitions of new properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. Company NOI, EBITDA, FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) attributable to common stockholders. For reference, as an aid in understanding management's computation of Company NOI, EBITDA, and FFO, a reconciliation of Company NOI to consolidated operating income, Company EBITDA, and Company FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of Non-GAAP to GAAP Financial Measures" schedule.

TABLE OF CONTENTS

	Page		Page
Financial Overview		Asset Transactions:
Earnings Press Release	ER1-6	Summary of Asset Transactions	15
GAAP Financial Statements:
Consolidated Balance Sheets	1	Portfolio Operating Metrics:
Consolidated Statements of Operations	2	Key Operating Performance Indicators	16
		Signed Leases All Less Anchors	17
Proportionate Financial Statements:		Lease Expiration Schedule and Top Ten Tenants	18
Proportionate Balance Sheets	3	Property Schedule	19-25
Overview	4
Company NOI, EBITDA, and FFO	5-6	Miscellaneous:
Reconciliation of Non-GAAP to GAAP Financial Measures	7-8	Capital Information	26
		Change in Total Common and Equivalent Shares	27
Debt:		Development Summary	28-29
Summary, at Share	9	Capital Expenditures	30
Detail, at Share	10-13	Corporate Information	31
Summary of Debt Transactions	14	Glossary of Terms	32

This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this Supplemental. The Company disclaims any obligation to update any forward-looking statements.

Page	Schedule	Description
Proportionate Financial Schedules:
3	Proportionate Balance Sheet
The proportionate balance sheet adjusts GGP's GAAP balance sheet for noncontrolling interests and adds the Company's proportionate share of assets and liabilities related to investments accounted for under the equity method.

4	Overview	Summary of Company NOI, Same Store NOI, Company EBITDA and Company FFO on a proportionate basis.
5-6	Company NOI, EBITDA and FFO
Proportionate Results and FFO for the three and twelve months ended December 31, 2015 and 2014 adjusts GGP's consolidated results and FFO for noncontrolling interests and adds the Company's proportionate share of certain revenues and expenses included in NOI, EBITDA and FFO as defined in the Basis of Presentation. Company NOI, EBITDA and FFO exclude certain non-cash and non-recurring revenues and expenses that may not be indicative of future operations.

Portfolio Operating Metrics:
16	Key Operating Performance Indicators	Certain retail properties operating measures presented on a comparable basis. See Glossary of Terms for detailed descriptions.
19-25	Property Schedule
By Property, gross leasable area detail, including:
Anchor tenant listing
Ownership percentage
Gross leasable area by space type (mall, anchor, strip center, office)
Occupancy percentage

See Glossary of Terms for detailed descriptions.

GGP REPORTS FULL YEAR 2015 RESULTS
AND DECLARES FIRST QUARTER DIVIDEND

Chicago, Illinois, February 1, 2016 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and twelve months ended December 31, 2015.

Financial Results
For the Three Months Ended December 31, 2015
Comparable net operating income (“Same Store NOI”) increased 6.7% to $624 million from $585 million in the prior year period.

Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 6.5% to $588 million from $553 million in the prior year period.

Company funds from operations (“Company FFO”) per share increased 13.8% to $0.43 per diluted share from $0.38 per diluted share in the prior year period. Company FFO increased 14.2% to $408 million from $357 million in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, gain from changes in control of investment properties and other and equity in income of unconsolidated real estate affiliates- gain on investment, was $190 million, or $0.20 per diluted share, as compared to net income of $285 million, or $0.30 per diluted share, in the prior year period.

For the Twelve Months Ended December 31, 2015
Same Store NOI increased 4.8% to $2.26 billion from $2.16 billion in the prior year period.

Company EBITDA increased 5.4% to $2.12 billion from $2.01 billion in the prior year period.

Company FFO per share increased 8.7% to $1.44 per diluted share from $1.32 per diluted share in the prior year period. Company FFO increased 9.6% to $1.38 billion from $1.26 billion in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, gain from changes in control of investment properties and other and equity in income of unconsolidated real estate affiliates- gain on investment, was $1.36 billion, or $1.43 per diluted share, as compared to net income of $650 million, or $0.69 per diluted share, in the prior year period.

ER1

Operational Highlights

•	Same Store leased percentage was 96.9% at quarter end.

•
Initial rental rates for signed leases that have commenced in the trailing 12 months on a suite-to-suite basis increased 10.8%, or $6.32 per square foot, to $64.92 per square foot when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 2.8% to $21.0 billion on a trailing 12-month basis. Tenant sales (<10,000 square feet) increased 3.0% to $588 per square foot on a trailing 12-month basis.

Investment Activities
Dispositions
In January 2016, the Company sold its interests in four retail properties for a gross purchase price of approximately $302 million and received net proceeds of approximately $250 million.

Development
The Company has development and redevelopment activities totaling approximately $2.3 billion at share, of which projects totaling approximately $1.3 billion have opened, $0.4 billion is under construction, and $0.6 billion is in the pipeline.

Common Share Repurchases
During the quarter, the Company acquired approximately 271,000 of its common shares at a weighted average price of $25.00 per share for total consideration of approximately $6.8 million. During the twelve months ended, the Company acquired approximately 4.32 million of its common shares at a weighted average price of $25.34 per share for total consideration of approximately $109.5 million.

Financing Activities
Property-Level Debt
During the quarter, the Company obtained $250 million of new fixed rate debt with a weighted average term to maturity of 10.0 years and a weighted average interest rate of 4.3%.

Corporate Credit Facility
During the quarter, the Company amended its $1.5 billion corporate credit facility to extend its maturity to October 2020.

Dividends
On February 1, 2016, the Company’s Board of Directors declared a first quarter common stock dividend of $0.19 per share payable on April 29, 2016, to stockholders of record on April 15, 2016. This represents an increase of $0.02 per share or 12% growth over the dividend declared in first quarter 2015.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on April 1, 2016, to stockholders of record on March 15, 2016.

ER2
Guidance

Company FFO for the year ending December 31, 2016 is expected to be $1.52 to $1.56 per diluted share. Company FFO for the first quarter of 2016 is expected to be $0.34 to $0.36 per diluted share.

Earnings Guidance	For the year ending December 31, 2016	For the three months ending March 31, 2016

Company FFO per diluted share	$1.52 - $1.56	$0.34 - $0.36
Adjustments [1]	(0.04)	(0.01)
NAREIT FFO	$1.48 - $1.52	$0.33 - $0.35
Depreciation, including share of JVs	(0.94)	(0.24)
Net income attributable to common stockholders	$0.54 - $0.58	$0.09 - $0.11
Preferred stock dividends	—	—
Net income attributable to GGP	$0.56 - $0.60	$0.09 - $0.11

1. Includes impact of straight-line rent, above/below market rent, ground rent amortization, debt market rate adjustments and other non-cash or non-comparable items.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Same Store NOI growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses, or the impact on operating results from other possible future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

ER3
Investor Conference Call

On Tuesday, February 2, 2016, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 3107667.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.ggp.com from time to time.

General Growth Properties, Inc.
General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
VP Investor Relations
(312) 960-5529
kevin.berry@ggp.com

ER4
Non-GAAP Supplemental Financial Measures and Definitions

Net Operating Income (“NOI”) and Company NOI
The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses. NOI excludes reductions in ownership as a result of sales or other transactions and has been reflected on a proportionate basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.
The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance. We present Company NOI and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other operational items. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO (discussed below), it is widely used by management in the annual budget process and for compensation programs.
The Company also considers Company EBITDA to be a helpful supplemental measure of its operating performance because it excludes from EBITDA certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company EBITDA should only be used as an alternative measure of the Company's financial performance.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.

ER5

The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt,, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

ER6

GAAP Financial Statements

FINANCIAL OVERVIEW Consolidated Balance Sheets (In thousands)

	December 31, 2015	December 31, 2014

Assets:
Investment in real estate:
Land	$3,596,354	$4,244,607
Buildings and equipment	16,379,789	18,028,844
Less accumulated depreciation	(2,452,127)	(2,280,845)
Construction in progress	308,903	703,859
Net property and equipment	17,832,919	20,696,465
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,466,040	2,604,762
Net investment in real estate	21,298,959	23,301,227
Cash and cash equivalents	356,895	372,471
Accounts and notes receivable, net	949,556	663,768
Deferred expenses, net	214,578	130,389
Prepaid expenses and other assets[1]	1,037,334	813,777
Assets held for disposition	216,233	—
Total assets	$24,073,555	$25,281,632
Liabilities:
Mortgages, notes and loans payable[1]	$14,216,160	$15,944,187
Investment in Unconsolidated Real Estate Affiliates	38,488	35,598
Accounts payable and accrued expenses	784,493	934,897
Dividend payable	172,070	154,694
Deferred tax liabilities	1,289	21,240
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	58,934	—
Total liabilities	15,477,634	17,296,816
Redeemable noncontrolling interests:
Preferred	157,903	164,031
Common	129,724	135,265
Total redeemable noncontrolling interests	287,627	299,296
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,028,001	7,363,877
Noncontrolling interests in consolidated real estate affiliates	24,712	79,601
Noncontrolling interests related to Long-Term Incentive Plan Common Units	13,539	—
Total equity	8,308,294	7,685,520
Total liabilities, redeemable noncontrolling interests and equity	$24,073,555	$25,281,632
.

1.
For the year ended December 31, 2014, deferred financing costs of approximately $54.1 million were reclassified from prepaid expenses and other assets to mortgages, notes and loans payable due to the adoption of ASU 2015-03: Simplifying the Presentation of Debt Issuance Costs.

FINANCIAL OVERVIEW Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues:
Minimum rents	$387,230	$413,147	$1,481,614	$1,583,695
Tenant recoveries	171,496	186,815	689,536	739,411
Overage rents	25,269	27,126	44,024	51,611
Management fees and other corporate revenues	21,282	19,128	86,595	70,887
Other	39,357	26,806	102,137	89,955
Total revenues	644,634	673,022	2,403,906	2,535,559
Expenses:
Real estate taxes	52,458	55,306	222,883	227,992
Property maintenance costs	15,548	17,944	60,040	66,897
Marketing	9,110	8,728	21,958	24,654
Other property operating costs	74,923	81,974	302,797	333,620
Provision for doubtful accounts	1,882	2,844	8,081	8,055
Property management and other costs	39,709	35,702	161,556	155,093
General and administrative	13,010	11,441	50,405	64,051
Provisions for impairment	8,604	5,278	8,604	5,278
Depreciation and amortization	160,663	179,478	643,689	708,406
Total expenses	375,907	398,695	1,480,013	1,594,046
Operating income	268,727	274,327	923,893	941,513
Interest and dividend income	14,358	8,812	49,254	28,613
Interest expense	(147,386)	(171,012)	(607,675)	(699,285)
Gain (loss) on Foreign Currency	1,555	(11,031)	(44,984)	(18,048)
Gain from changes in control of investment properties and other	11,780	91,193	634,367	91,193
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, and allocation to noncontrolling interests	149,034	192,289	954,855	343,986
Benefit from (provision for) income taxes	9,253	(4,417)	38,334	(7,253)
Equity in income of Unconsolidated Real Estate Affiliates	32,275	17,700	73,390	51,568
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	6,067	9,710	327,017	9,710
Income from continuing operations	196,629	215,282	1,393,596	398,011
Discontinued operations:
Income from discontinued operations, including gains on dispositions	—	1,021	—	137,989
Gain on extinguishment of tax indemnification liability	—	77,215	—	77,215
Gain on extinguishment of debt	—	—	—	66,679
Discontinued operations, net	—	78,236	—	281,883
Net Income	196,629	293,518	1,393,596	679,894
Allocation to noncontrolling interests	(2,588)	(4,036)	(19,035)	(14,044)
Net income attributable to GGP	194,041	289,482	1,374,561	665,850
Preferred stock dividends	(3,984)	(3,984)	(15,937)	(15,936)
Net income attributable to common stockholders	$190,057	$285,498	$1,358,624	$649,914
Basic Earnings Per Share:
Continuing operations	$0.22	$0.23	$1.54	$0.42
Discontinued operations	—	0.09	—	0.32
Total basic earnings per share	$0.22	$0.32	$1.54	$0.74
Diluted Earnings Per Share:
Continuing operations	$0.20	$0.22	$1.43	$0.39
Discontinued operations	—	0.08	—	0.30
Total diluted earnings per share	$0.20	$0.30	$1.43	$0.69

Proportionate Financial Statements

PROPORTIONATE FINANCIAL STATEMENTS Proportionate Balance Sheets (In thousands)

	As of December 31, 2015				As of December 31, 2014
	GAAP	Noncontrolling Interests	GGP Share of Unconsolidated Real Estate Affiliates	GGP Total Share	GGP Total Share

Assets:
Investment in real estate:
Land	$3,596,354	$(27,945)	$1,775,338	$5,343,747	$4,969,169
Buildings and equipment	16,379,789	(153,602)	7,653,560	23,879,747	24,064,383
Less accumulated depreciation	(2,452,127)	24,648	(1,437,460)	(3,864,939)	(3,383,945)
Construction in progress	308,903	(380)	470,099	778,622	769,361
Net property and equipment	17,832,919	(157,279)	8,461,537	26,137,177	26,418,968
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,466,040	—	(3,466,040)	—	—
Net investment in real estate	21,298,959	(157,279)	4,995,497	26,137,177	26,418,968
Cash and cash equivalents	356,895	(2,807)	215,552	569,640	512,717
Accounts and notes receivable, net	949,556	(2,632)	122,762	1,069,686	746,833
Deferred expenses, net	214,578	(1,418)	152,006	365,166	256,356
Prepaid expenses and other assets[1]	1,037,334	(9,972)	437,408	1,464,770	1,251,894
Assets held for disposition	216,233	(12,291)	—	203,942	—
Total assets	$24,073,555	$(186,399)	$5,923,225	$29,810,381	$29,186,768
Liabilities:
Mortgages, notes and loans payable[1]	$14,216,160	$(143,553)	$5,530,552	$19,603,159	$19,732,895
Investment in Unconsolidated Real Estate Affiliates	38,488	—	(38,488)	—	—
Accounts payable and accrued expenses	784,493	(7,232)	430,936	1,208,197	1,166,426
Dividend payable	172,070	—	—	172,070	154,694
Deferred tax liabilities	1,289	—	225	1,514	21,338
Junior Subordinated Notes	206,200	—	—	206,200	206,200
Liabilities held for disposition	58,934	(10,902)	—	48,032	—
Total liabilities	15,477,634	(161,687)	5,923,225	21,239,172	21,281,553
Redeemable noncontrolling interests:
Preferred	157,903	—	—	157,903	164,031
Common	129,724	—	—	129,724	135,265
Total redeemable noncontrolling interests	287,627	—	—	287,627	299,296

Equity:
Preferred stock	242,042	—	—	242,042	242,042
Stockholders' equity	8,028,001	—	—	8,028,001	7,363,877
Noncontrolling interests in consolidated real estate affiliates	24,712	(24,712)	—	—	—
Noncontrolling interest realted to Long-Term Incentive Plan Common Units	13,539	—	—	13,539	—
Total equity	8,308,294	(24,712)	—	8,283,582	7,605,919
Total liabilities, redeemable noncontrolling interests and equity	$24,073,555	$(186,399)	$5,923,225	$29,810,381	$29,186,768

1.
For the year ended December 31, 2014, deferred financing costs of approximately $77.9 million were reclassified from prepaid expenses and other assets to mortgages, notes and loans payable due to the adoption of ASU 2015-03: Simplifying the Presentation of Debt Issuance Costs.

PROPORTIONATE FINANCIAL STATEMENTS Overview (In thousands, except per share)

	Three Months Ended			Twelve Months Ended
	December 31, 2015	December 31, 2014	Percentage Change	December 31, 2015	December 31, 2014	Percentage Change

Same Store NOI [1]	$624,136	$584,926	6.7%	$2,263,567	$2,160,633	4.8%
Non-Same Store NOI [2]	4,480	3,684	n/a	18,602	11,910	n/a
Company NOI [3]	628,616	588,610	6.8%	2,282,169	2,172,543	5.0%

Company EBITDA [3]	588,266	552,562	6.5%	2,118,142	2,010,264	5.4%

Company FFO [4]	408,170	357,427	14.2%	1,376,806	1,255,651	9.6%
Company FFO per diluted share	$0.43	$0.38	13.8%	$1.44	$1.32	8.7%

Weighted average diluted common shares outstanding	954,902	951,920		957,453	949,554

1.
Includes lease termination fees of $4.0 million and $2.4 million for the three months ended December 31, 2015 and 2014, respectively and $24.6 million and $12.6 million for the twelve months ended December 31, 2015 and 2014, respectively.

2.	Non-Same Store NOI includes the periodic effects of acquisitions and certain redevelopments and other properties. See Property Schedule on pages 19-25 for individual property details.

3.	Refer to page 5-6 (Company NOI, EBITDA and FFO). Company NOI and Company EBITDA exclude the periodic effects of Sold Interests. See Glossary of Terms on page 32.

4.	Refer to page 5-6 (Company NOI, EBITDA and FFO). Company FFO includes the periodic effects of Sold Interests. See Glossary of Terms on page 32.

PROPORTIONATE FINANCIAL STATEMENTS Company NOI, EBITDA and FFO For the Three Months Ended December 31, 2015 and 2014 (In thousands)

	Three Months Ended December 31, 2015							Three Months Ended December 31, 2014
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments [2]	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments[2]	Company
Property revenues:
Minimum rents [3]	$387,230	$(4,439)	$144,034	$(42)	$526,783	$(1,465)	$525,318	$413,147	$(4,267)	$106,464	$(15,242)	$500,102	$2,847	$502,949
Tenant recoveries	171,496	(1,580)	62,027	(10)	231,933	—	231,933	186,815	(1,728)	43,898	(7,378)	221,607	—	221,607
Overage rents	25,269	(374)	9,601	—	34,496	—	34,496	27,126	(309)	7,484	(1,597)	32,704	—	32,704
Other revenue	39,545	(333)	7,923	(3,018)	44,117	—	44,117	26,806	(322)	5,982	(1,358)	31,108	—	31,108
Total property revenues	623,540	(6,726)	223,585	(3,070)	837,329	(1,465)	835,864	653,894	(6,626)	163,828	(25,575)	785,521	2,847	788,368
Property operating expenses:
Real estate taxes	52,458	(523)	18,863	6	70,804	(1,490)	69,314	55,306	(864)	14,019	(1,595)	66,866	(1,490)	65,376
Property maintenance costs	15,548	(125)	4,611	(17)	20,017	—	20,017	17,944	(139)	5,246	(715)	22,336	—	22,336
Marketing	9,110	(91)	3,422	—	12,441	—	12,441	8,728	(78)	2,501	(353)	10,798	—	10,798
Other property operating costs	74,923	(769)	29,941	(15)	104,080	(1,030)	103,050	81,974	(758)	21,479	(3,561)	99,134	(1,018)	98,116
Provision for doubtful accounts	1,882	(13)	557	—	2,426	—	2,426	2,844	2	380	(94)	3,132	—	3,132
Total property operating expenses	153,921	(1,521)	57,394	(26)	209,768	(2,520)	207,248	166,796	(1,837)	43,625	(6,318)	202,266	(2,508)	199,758
NOI	$469,619	$(5,205)	$166,191	$(3,044)	$627,561	$1,055	$628,616	$487,098	$(4,789)	$120,203	$(19,257)	$583,255	$5,355	$588,610
Management fees and other corporate revenues	21,282	—	—	—	21,282	—	21,282	19,128	—	1	—	19,129	—	19,129
Property management and other costs [4]	(39,709)	189	(8,729)	—	(48,249)	—	(48,249)	(35,702)	180	(7,801)	88	(43,235)	—	(43,235)
General and administrative	(13,010)	—	(373)	—	(13,383)	—	(13,383)	(11,441)	—	(501)	—	(11,942)	—	(11,942)
EBITDA	$438,182	$(5,016)	$157,089	$(3,044)	$587,211	$1,055	$588,266	$459,083	$(4,609)	$111,902	$(19,169)	$547,207	$5,355	$552,562
Depreciation on non-income producing assets	(2,941)	—	—	—	(2,941)	—	(2,941)	(2,751)	—	—	—	(2,751)	—	(2,751)
Interest and dividend income	14,358	387	608	—	15,353	(205)	15,148	8,812	386	587	—	9,785	(205)	9,580
Preferred unit distributions	(2,191)	—	—	—	(2,191)	—	(2,191)	(2,268)	—	—	—	(2,268)	—	(2,268)
Preferred stock dividends	(3,984)	—	—	—	(3,984)	—	(3,984)	(3,984)	—	—	—	(3,984)	—	(3,984)
Interest expense:					—
Mark-to-market adjustments on debt	134	—	267	—	401	(401)	—	(409)	(100)	386	(18)	(141)	141	—
Interest on existing debt	(147,520)	1,657	(53,023)	—	(198,886)	—	(198,886)	(170,602)	1,479	(41,640)	6,473	(204,290)	—	(204,290)
Gain (loss) on foreign currency	1,555	—	—	—	1,555	(1,555)	—	(11,031)	—	—	—	(11,031)	11,031	—
Benefit from (provision for) income taxes	9,253	21	(172)	—	9,102	615	9,717	(4,417)	20	(340)	—	(4,737)	(2,186)	(6,923)
FFO from sold interests [5]	—	—	—	3,044	3,044	(3)	3,041	79,227	—	127	12,714	92,068	(76,567)	15,501
	306,846	(2,951)	104,769	—	408,664	(494)	408,170	351,660	(2,824)	71,022	—	419,858	(62,431)	357,427
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	101,818	2,951	(104,769)	—	—	—	—	68,198	2,824	(71,022)	—	—	—	—
FFO [6]	$408,664	$—	$—	$—	$408,664	$(494)	$408,170	$419,858	$—	$—	$—	$419,858	$(62,431)	$357,427

Company FFO per diluted share							$0.43							$0.38

1.	Sold interests include reclassification of operations related to reductions in ownership as a result of sales or other transactions.

2.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, loss on foreign currency and the related provision for income taxes, and other non-comparable items.

3.
Adjustments include amounts for straight-line rent of ($10,575) and ($13,603) and above/below market lease amortization of $9,110 and $16,450 for the three months ended December 31, 2015 and 2014, respectively.

4.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

5.	Adjustments include gain on extinguishment of liability of $77,215 for the three months ended December 31, 2014.

6.	Proportionate FFO is presented in accordance with the NAREIT definition of FFO.

PROPORTIONATE FINANCIAL STATEMENTS Company NOI, EBITDA and FFO For the Twelve Months Ended December 31, 2015 and 2014 (In thousands)

	Twelve Months Ended December 31, 2015							Twelve Months Ended December 31, 2014
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments [2]	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments[2]	Company
Property revenues:
Minimum rents [3]	$1,481,614	$(16,780)	$515,813	$(10,493)	$1,970,154	$26,296	$1,996,450	$1,583,695	$(16,609)	$391,255	$(63,188)	$1,895,153	$25,909	$1,921,062
Tenant recoveries	689,536	(6,790)	225,563	(5,284)	903,025	—	903,025	739,411	(6,743)	172,255	(29,076)	875,847	—	875,847
Overage rents	44,024	(603)	19,448	(442)	62,427	—	62,427	51,611	(528)	14,897	(4,405)	61,575	—	61,575
Other revenue	101,638	(1,105)	25,328	(3,383)	122,478	—	122,478	89,999	(1,146)	16,036	(5,192)	99,697	—	99,697
Total property revenues	2,316,812	(25,278)	786,152	(19,602)	3,058,084	26,296	3,084,380	2,464,716	(25,026)	594,443	(101,861)	2,932,272	25,909	2,958,181
Property operating expenses:
Real estate taxes	222,883	(2,992)	67,531	(1,254)	286,168	(5,958)	280,210	227,992	(2,853)	54,130	(5,927)	273,342	(5,958)	267,384
Property maintenance costs	60,040	(452)	20,650	(582)	79,656	—	79,656	66,897	(448)	18,886	(2,949)	82,386	—	82,386
Marketing	21,958	(249)	9,893	(339)	31,263	—	31,263	24,654	(248)	7,341	(1,605)	30,142	—	30,142
Other property operating costs	302,797	(3,009)	106,528	(1,837)	404,479	(4,086)	400,393	333,620	(3,007)	83,914	(13,861)	400,666	(4,096)	396,570
Provision for doubtful accounts	8,081	(51)	2,709	(50)	10,689	—	10,689	8,055	(58)	1,373	(214)	9,156	—	9,156
Total property operating expenses	615,759	(6,753)	207,311	(4,062)	812,255	(10,044)	802,211	661,218	(6,614)	165,644	(24,556)	795,692	(10,054)	785,638
NOI	$1,701,053	$(18,525)	$578,841	$(15,540)	$2,245,829	$36,340	$2,282,169	$1,803,498	$(18,412)	$428,799	$(77,305)	$2,136,580	$35,963	$2,172,543
Management fees and other corporate revenues	86,595	—	—	—	86,595	—	86,595	70,887	—	—	—	70,887	—	70,887
Property management and other costs [4]	(161,556)	720	(32,083)	170	(192,749)	—	(192,749)	(155,093)	670	(28,477)	318	(182,582)	—	(182,582)
General and administrative	(50,405)	—	(7,468)	—	(57,873)	—	(57,873)	(64,051)	2	(4,389)	—	(68,438)	17,854	(50,584)
EBITDA	$1,575,687	$(17,805)	$539,290	$(15,370)	$2,081,802	$36,340	$2,118,142	$1,655,241	$(17,740)	$395,933	$(76,987)	$1,956,447	$53,817	$2,010,264
Depreciation on non-income producing assets	(11,360)	—	—	—	(11,360)	—	(11,360)	(11,806)	—	—	—	(11,806)	—	(11,806)
Interest and dividend income	49,254	1,546	2,569	—	53,369	(818)	52,551	28,613	1,546	2,155	(6)	32,308	(484)	31,824
Preferred unit distributions	(8,883)	—	—	—	(8,883)	—	(8,883)	(8,965)	—	—	—	(8,965)	—	(8,965)
Preferred stock dividends	(15,937)	—	—	—	(15,937)	—	(15,937)	(15,936)	—	—	—	(15,936)	—	(15,936)
Interest expense:
Mark-to-market adjustments on debt	283	(101)	1,425	(252)	1,355	(1,355)	—	(3,013)	(391)	1,512	(79)	(1,971)	1,971	—
Write-off of mark-to-market adjustments on extinguished debt	(13,454)	(136)	—	—	(13,590)	13,590	—	(9,831)	—	—	—	(9,831)	9,831	—
Interest on existing debt	(594,504)	6,428	(207,811)	5,317	(790,570)	—	(790,570)	(686,440)	5,982	(152,794)	22,585	(810,667)	—	(810,667)
Loss on foreign currency	(44,984)	—	—	—	(44,984)	44,984	—	(18,048)	—	—	—	(18,048)	18,048	—
Benefit from (provision for) income taxes	38,334	57	(444)	—	37,947	(16,551)	21,396	(7,253)	74	(633)	—	(7,812)	(4,961)	(12,773)
FFO from sold interests [5]	—	—	—	10,305	10,305	1,162	11,467	161,126	—	865	54,485	216,476	(142,768)	73,708
	974,436	(10,011)	335,029	—	1,299,454	77,352	1,376,806	1,083,688	(10,529)	247,038	(2)	1,320,195	(64,546)	1,255,649
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	325,018	10,011	(335,029)	—	—	—	—	236,509	10,529	(247,038)	2	2	—	2
FFO [6]	$1,299,454	$—	$—	$—	$1,299,454	$77,352	$1,376,806	$1,320,197	$—	$—	$—	$1,320,197	$(64,546)	$1,255,651

Company FFO per diluted share							$1.44							$1.32

1.	Sold interests include reclassification of operations related to reductions in ownership as a result of sales or other transactions.

2.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, loss on foreign currency and the related provision for income taxes, and other non-comparable items.

3.
Adjustments include amounts for straight-line rent of ($40,120) and ($54,191) and above/below market lease amortization of $66,416 and $80,099 for the twelve months ended December 31, 2015 and 2014, respectively.

4.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

5.	Adjustments include a gain on extinguishment of debt of $66,680 and a gain on extinguishment of liability of $77,215 for the twelve months ended December 31, 2014.

6.	Proportionate FFO is presented in accordance with the NAREIT definition of FFO.

PROPORTIONATE FINANCIAL STATEMENTS Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$628,616	$588,610	$2,282,169	$2,172,543
Adjustments for minimum rents, real estate taxes and other property operating costs [1]	(1,055)	(5,355)	(36,340)	(35,963)
Proportionate NOI	627,561	583,255	2,245,829	2,136,580
Unconsolidated Properties	(166,191)	(120,203)	(578,841)	(428,799)
NOI of Sold Interests	3,044	19,257	15,540	77,305
Noncontrolling interest in NOI Consolidated Properties	5,205	4,789	18,525	18,412
Consolidated Properties	469,619	487,098	1,701,053	1,803,498
Management fees and other corporate revenues	21,282	19,128	86,595	70,887
Property management and other costs	(39,709)	(35,702)	(161,556)	(155,093)
General and administrative	(13,010)	(11,441)	(50,405)	(64,051)
Provisions for impairment	(8,604)	(5,278)	(8,604)	(5,278)
Depreciation and amortization	(160,663)	(179,478)	(643,689)	(708,406)
(Loss) gain on sales of investment properties	(188)	—	499	(44)
Operating income	$268,727	$274,327	$923,893	$941,513

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$588,266	$552,562	$2,118,142	$2,010,264
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative [1]	(1,055)	(5,355)	(36,340)	(53,817)
Proportionate EBITDA	587,211	547,207	2,081,802	1,956,447
Unconsolidated Properties	(157,089)	(111,902)	(539,290)	(395,933)
EBITDA of Sold Interests	3,044	19,169	15,370	76,987
Noncontrolling interest in EBITDA of Consolidated Properties	5,016	4,609	17,805	17,740
Consolidated Properties	438,182	459,083	1,575,687	1,655,241
Depreciation and amortization	(160,663)	(179,478)	(643,689)	(708,406)
Interest income	14,358	8,812	49,254	28,613
Interest expense	(147,386)	(171,012)	(607,675)	(699,285)
Gain (loss) on foreign currency	1,555	(11,031)	(44,984)	(18,048)
Benefit from (provision for) income taxes	9,253	(4,417)	38,334	(7,253)
Provision for impairment excluded from FFO	(8,604)	(5,278)	(8,604)	(5,278)
Equity in income of Unconsolidated Real Estate Affiliates	32,275	17,700	73,390	51,568
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	6,067	9,710	327,017	9,710
Discontinued operations	—	78,236	—	281,883
Gains from changes in control of investment properties and other	11,780	91,193	634,367	91,193
(Loss) gain on sales of investment properties	(188)	—	499	(44)
Allocation to noncontrolling interests	(2,588)	(4,036)	(19,035)	(14,044)
Net income attributable to GGP	$194,041	$289,482	$1,374,561	$665,850

1.Refer to Pages 5-6 (Company NOI, EBITDA and FFO).

PROPORTIONATE FINANCIAL STATEMENTS Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$408,170	$357,427	$1,376,806	$1,255,651
Adjustments for minimum rents, property operating expenses, general and administrative, market rate adjustments, debt extinguishment, income taxes, and FFO from discontinued operations	494	62,431	(77,352)	64,546
Proportionate FFO	408,664	419,858	1,299,454	1,320,197
Depreciation and amortization of capitalized real estate costs	(230,231)	(229,984)	(890,838)	(893,419)
Gain from changes in control of investment properties and other	11,780	91,193	634,367	91,193
Preferred stock dividends	3,984	3,984	15,937	15,936
(Loss) gain on sales of investment properties	(162)	659	(2,687)	131,977
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	6,067	9,710	327,017	9,710
Noncontrolling interests in depreciation of Consolidated Properties	1,850	2,246	7,754	8,731
Provision for impairment excluded from FFO	(8,604)	(5,278)	(8,604)	(5,278)
Redeemable noncontrolling interests	693	(1,179)	(7,839)	(3,228)
Depreciation and amortization of discontinued operations	—	(1,727)	—	(9,969)
Net income attributable to GGP	$194,041	$289,482	$1,374,561	$665,850

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$166,191	$120,203	$578,841	$428,799
Net property management fees and costs	(8,729)	(7,800)	(32,083)	(28,477)
General and administrative	(373)	(501)	(7,468)	(4,389)
EBITDA	157,089	111,902	539,290	395,933
Net interest expense	(52,148)	(40,667)	(203,817)	(149,127)
Provision for income taxes	(172)	(340)	(444)	(633)
FFO of discontinued Unconsolidated Properties	—	127	—	865
FFO of Unconsolidated Properties	104,769	71,022	335,029	247,038
Depreciation and amortization of capitalized real estate costs	(72,509)	(53,335)	(258,507)	(197,129)
Other, including gain (loss) on sales of investment properties	15	13	(3,132)	1,659
Equity in income of Unconsolidated Real Estate Affiliates	$32,275	$17,700	$73,390	$51,568

1.Refer to Page 5-6 (Company NOI, EBITDA and FFO).

DEBT

DEBT Summary, at Share As of December 31, 2015 (In thousands)

				Maturities[1]
	Coupon Rate	Proportionate Balance	Average Remaining Term (Years)	2016	2017	2018	2019	2020	2021	Subsequent	Total
Fixed Rate
Property Level Consolidated	4.43%	$11,788,347	6.7	$237,798	$384,229	$118,892	$493,457	$1,534,314	$1,370,353	$6,594,206	$10,733,249
Property Level Unconsolidated	4.30%	4,367,012	6.1	—	172,773	186,862	607,145	619,639	271,573	2,261,111	4,119,103
Total Fixed Rate	4.40%	$16,155,359	6.5	$237,798	$557,002	$305,754	$1,100,602	$2,153,953	$1,641,926	$8,855,317	$14,852,352

Variable Rate
Property Level Consolidated	2.08%	$1,995,445	2.6	$—	$—	$1,571,973	$395,500	$—	$—	$—	$1,967,473
Property Level Unconsolidated	3.10%	1,257,332	3.9	—	63,680	16,250	508,602	638,249	30,000	—	1,256,781
Junior Subordinated Notes Due 2036	1.77%	206,200	20.3	—	—	—	—	—	—	206,200	206,200
Corporate Revolver	1.89%	315,000	4.8	—	—	—	—	315,000	—	—	315,000
Total Variable Rate	2.38%	$3,773,977	4.2	$—	$63,680	$1,588,223	$904,102	$953,249	$30,000	$206,200	$3,745,454

Total	4.01%	$19,929,336	6.1	$237,798	$620,682	$1,893,977	$2,004,704	$3,107,202	$1,671,926	$9,061,517	$18,597,806
		Weighted average interest rate		4.39%	5.28%	2.35%	3.79%	3.75%	5.14%	4.37%

		Total Amortization		$167,710	$180,563	$182,643	$181,225	$176,042	$145,281	$298,066	$1,331,530

						Total Maturities and Amortization [2,3]					$19,929,336

1.Assumes that all maturity extensions are exercised
2.Reconciliation to GGP Proportionate Mortgages, Notes, and Loans Payable:

Total Maturities and Amortization, from above	$19,929,336
Debt related to solar projects	18,297
Total Portfolio Debt	$19,947,633
Miami Design District cost method investment	(63,680)
Market rate adjustments, net	32,393
Deferred financing costs, net	(75,037)
Debt held for disposition	(31,950)
Junior Subordinated Notes Due 2036	(206,200)
Mortgages, Notes and Loans Payable	$19,603,159

3.Reflects maturities and amortization for periods subsequent to December 31, 2015.

DEBT Detail, at Share[1] As of December 31, 2015 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Coupon Rate	Parent Recourse as of 12/31/2015 [3]	2016	2017	2018	2019	2020	2021	Subsequent
Fixed Rate

Consolidated Property Level
Brass Mill Center	100%	$94,930	2016	$93,347	4.55%	No	$1,583	$—	$—	$—	$—	$—	$—
Lakeside Mall	100%	147,856	2016	144,451	4.28%	No	3,405	—	—	—	—	—	—
Provo Towne Center [4]	75%	29,701	2017	28,886	4.53%	No	566	249	—	—	—	—	—
Four Seasons Town Centre	100%	79,193	2017	72,532	5.60%	No	4,940	1,721	—	—	—	—	—
Apache Mall	100%	94,375	2017	91,402	4.32%	No	1,843	1,130	—	—	—	—	—
Mall of Louisiana	100%	205,875	2017	191,409	5.82%	No	8,074	6,392	—	—	—	—	—
The Gallery at Harborplace - Other	100%	5,303	2018	190	6.05%	No	2,025	2,152	936	—	—	—	—
Hulen Mall	100%	125,308	2018	118,702	4.25%	No	2,303	2,421	1,882	—	—	—	—
Governor's Square	100%	69,599	2019	66,488	6.69%	No	969	1,035	1,107	—	—	—	—
Oak View Mall	100%	77,951	2019	74,467	6.69%	No	1,084	1,160	1,240	—	—	—	—
Coronado Center	100%	193,705	2019	180,278	3.50%	No	3,949	4,110	4,258	1,110	—	—	—
Park City Center	100%	184,242	2019	172,224	5.34%	No	3,264	3,473	3,666	1,615	—	—	—
Newgate Mall	100%	58,000	2020	58,000	3.69%	No	—	—	—	—	—	—	—
Fashion Place	100%	226,730	2020	226,730	3.64%	No	—	—	—	—	—	—	—
Mall St. Matthews	100%	186,662	2020	170,305	2.72%	No	1,985	4,067	4,181	4,297	1,827	—	—
Town East Mall	100%	160,270	2020	160,270	3.57%	No	—	—	—	—	—	—	—
Tucson Mall	100%	246,000	2020	246,000	4.01%	No	—	—	—	—	—	—	—
Visalia Mall	100%	74,000	2020	74,000	3.71%	No	—	—	—	—	—	—	—
Tysons Galleria	100%	312,326	2020	282,081	4.06%	No	5,979	6,266	6,528	6,802	4,670	—	—
The Mall In Columbia	100%	348,469	2020	316,928	3.95%	No	6,280	6,531	6,794	7,067	4,869	—	—
Northridge Fashion Center	100%	233,291	2021	207,503	5.10%	No	4,362	4,627	4,871	5,129	5,369	1,430	—
Deerbrook Mall	100%	143,437	2021	127,934	5.25%	No	2,612	2,776	2,928	3,087	3,236	864	—
White Marsh Mall	100%	190,000	2021	190,000	3.66%	No	—	—	—	—	—	—	—
Park Place	100%	186,399	2021	165,815	5.18%	No	3,414	3,626	3,821	4,026	4,217	1,480	—
Providence Place	94%	337,279	2021	302,577	5.65%	No	5,688	6,077	6,434	6,813	7,162	2,528	—
Fox River Mall	100%	175,162	2021	156,373	5.46%	No	3,036	3,238	3,422	3,616	3,796	1,681	—
Oxmoor Center	94%	83,905	2021	74,781	5.37%	No	1,478	1,574	1,662	1,755	1,841	814	—
Rivertown Crossings	100%	158,257	2021	141,356	5.52%	No	2,729	2,910	3,077	3,254	3,417	1,514	—
Westlake Center - Land	100%	2,437	2021	2,437	12.90%	Yes - Full	—	—	—	—	—	—	—
Fashion Show - Other	100%	4,206	2021	1,577	6.06%	Yes - Full	386	411	437	465	494	436	—
Bellis Fair	100%	88,253	2022	77,060	5.23%	No	1,592	1,694	1,786	1,883	1,973	2,092	173
The Shoppes at Buckland Hills	100%	122,931	2022	107,820	5.19%	No	2,121	2,253	2,375	2,503	2,621	2,779	459
The Gallery at Harborplace	100%	77,797	2022	68,096	5.24%	No	1,315	1,398	1,474	1,555	1,628	1,728	603
The Streets at SouthPoint	94%	238,931	2022	207,909	4.36%	No	4,346	4,542	4,744	4,955	5,175	5,405	1,855
Spokane Valley Mall [4]	75%	44,610	2022	38,484	4.65%	No	833	879	921	965	1,006	1,060	462
Greenwood Mall	100%	63,000	2022	57,469	4.19%	No	—	419	1,054	1,100	1,140	1,197	621
North Star Mall	100%	319,506	2022	270,113	3.93%	No	6,664	6,973	7,256	7,551	7,825	8,175	4,949
Coral Ridge Mall	100%	109,806	2022	98,394	5.71%	No	1,448	1,533	1,623	1,718	1,819	1,925	1,346
Rogue Valley Mall	100%	54,862	2022	48,245	4.50%	No	851	899	941	984	1,024	1,078	840
The Oaks Mall	100%	131,895	2022	112,842	4.55%	No	2,451	2,584	2,706	2,833	2,951	3,106	2,422
Westroads Mall	100%	148,975	2022	127,455	4.55%	No	2,769	2,919	3,056	3,200	3,333	3,508	2,735
Coastland Center	100%	122,554	2022	102,621	3.76%	No	2,595	2,707	2,812	2,922	3,023	3,152	2,722
Pecanland Mall	100%	88,840	2023	75,750	3.88%	No	1,606	1,682	1,749	1,819	1,882	1,967	2,385
Crossroads Center (MN)	100%	101,558	2023	83,026	3.25%	No	2,294	2,379	2,459	2,541	2,617	2,713	3,529
Cumberland Mall	100%	160,000	2023	160,000	3.67%	No	—	—	—	—	—	—	—
The Woodlands	100%	250,526	2023	207,057	5.04%	No	4,960	5,215	5,484	5,767	6,064	6,377	9,602
Meadows Mall	100%	154,969	2023	118,726	3.96%	No	4,213	4,402	4,582	4,770	4,950	5,168	8,158
Oglethorpe Mall	100%	150,000	2023	136,166	3.90%	No	—	—	1,059	2,648	2,739	2,865	4,523

DEBT Detail, at Share[1] As of December 31, 2015 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Coupon Rate	Parent Recourse as of 12/31/2015 [3]	2016	2017	2018	2019	2020	2021	Subsequent
Prince Kuhio Plaza	100%	43,132	2023	35,974	4.10%	No	827	867	903	942	977	1,023	1,619
Augusta Mall	100%	170,000	2023	170,000	4.36%	No	—	—	—	—	—	—	—
Staten Island Mall	100%	253,295	2023	206,942	4.77%	No	5,132	5,381	5,643	5,918	6,207	6,510	11,562
Stonestown Galleria	100%	180,000	2023	164,720	4.39%	No	—	—	462	2,871	2,979	3,137	5,831
Boise Towne Square	100%	130,345	2023	106,372	4.79%	No	2,619	2,746	2,880	3,021	3,169	3,324	6,214
The Crossroads (MI)	100%	96,782	2023	80,833	4.42%	No	1,708	1,799	1,881	1,967	2,046	2,151	4,397
Jordan Creek Town Center	100%	213,137	2024	177,448	4.37%	No	3,782	3,980	4,160	4,348	4,520	4,749	10,150
Woodbridge Center	100%	250,000	2024	220,726	4.80%	No	—	2,395	3,777	3,964	4,128	4,367	10,643
The Maine Mall	100%	235,000	2024	235,000	4.66%	No	—	—	—	—	—	—	—
Baybrook Mall	100%	249,178	2024	212,423	5.52%	No	3,402	3,595	3,798	4,013	4,240	4,480	13,227
The Parks At Arlington	100%	249,186	2024	212,687	5.57%	No	3,371	3,564	3,767	3,983	4,210	4,451	13,153
Fashion Show	100%	835,000	2024	835,000	4.03%	No	—	—	—	—	—	—	—
Beachwood Place	100%	220,000	2025	184,350	3.94%	No	—	2,922	4,032	4,194	4,362	4,537	15,603
Pembroke Lakes Mall	100%	260,000	2025	260,000	3.56%	No	—	—	—	—	—	—	—
Valley Plaza Mall	100%	240,000	2025	206,847	3.75%	No	—	—	3,167	4,410	4,556	4,757	16,263
Willowbrook Mall	100%	360,000	2025	360,000	3.55%	No	—	—	—	—	—	—	—
Boise Towne Plaza	100%	19,891	2025	16,006	4.13%	No	336	351	366	382	396	415	1,639
Paramus Park	100%	120,000	2025	120,000	4.07%	No	—	—	—	—	—	—	—
Glenbrook Square	100%	162,000	2025	137,791	4.27%	No	—	222	2,634	2,750	2,852	2,997	12,754
Peachtree Mall	100%	88,000	2025	70,865	4.31%	No	1,404	1,478	1,544	1,612	1,674	1,759	7,664
North Point Mall	100%	250,000	2026	218,205	4.54%	No	—	—	—	984	4,050	4,237	22,524
The Shops at La Cantera	75%	262,500	2027	262,500	3.60%	No	—	—	—	—	—	—	—
Providence Place - Other	94%	34,771	2028	2,247	7.75%	No	1,757	1,897	1,825	1,740	1,878	2,027	21,400
Provo Towne Center Land	75%	2,249	2095	37	10.00%	Yes - Full	—	—	—	—	—	—	2,212
Consolidated Property Level		$11,788,347		$10,733,249	4.43%		$136,350	$139,621	$144,164	$145,849	$144,912	$119,963	$224,239

Unconsolidated Property Level
Riverchase Galleria	50%	$152,500	2017	$152,500	5.65%	No	$—	$—	$—	$—	$—	$—	$—
The Shops at Bravern	40%	20,854	2017	20,273	3.86%	No	460	121	—	—	—	—	—
Plaza Frontenac	55%	28,600	2018	28,600	3.04%	No	—	—	—	—	—	—	—
Saint Louis Galleria	74%	158,262	2018	158,262	3.44%	No	—	—	—	—	—	—	—
The Grand Canal Shoppes	50%	313,125	2019	313,125	4.24%	No	—	—	—	—	—	—	—
First Colony Mall	50%	90,752	2019	84,321	4.50%	No	1,572	1,645	1,720	1,494	—	—	—
Natick Mall	50%	224,417	2019	209,699	4.60%	No	3,594	3,762	3,939	3,423	—	—	—
Oakbrook Center	48%	202,725	2020	202,725	3.66%	No	—	—	—	—	—	—	—
Christiana Mall	50%	117,094	2020	108,697	5.10%	No	1,623	1,725	1,816	1,913	1,320	—	—
Water Tower Place	47%	180,603	2020	171,026	4.35%	No	1,839	1,928	2,024	2,124	1,662	—	—
Kenwood Towne Centre	70%	152,540	2020	137,191	5.37%	No	2,785	2,964	3,131	3,306	3,163	—	—
Whaler's Village	50%	40,000	2021	40,000	5.42%	No	—	—	—	—	—	—	—
Shops at Merrick Park	55%	95,380	2021	85,797	5.73%	No	1,595	1,706	1,808	1,916	2,015	543	—
Willowbrook Mall (TX)	50%	99,961	2021	88,965	5.13%	No	1,857	1,972	2,077	2,188	2,291	611	—
Northbrook Court	50%	64,302	2021	56,811	4.25%	No	1,156	1,206	1,259	1,313	1,370	1,187	—
Ala Moana Center	63%	875,000	2022	875,000	4.23%	No	—	—	—	—	—	—	—
Florence Mall	50%	45,000	2022	45,000	4.15%	No	—	—	—	—	—	—	—
Clackamas Town Center	50%	108,000	2022	108,000	4.18%	No	—	—	—	—	—	—	—
Bridgewater Commons	35%	105,000	2022	105,000	3.34%	No	—	—	—	—	—	—	—
The Shoppes at River Crossing	50%	38,675	2023	35,026	3.75%	No	—	—	509	711	734	767	928
Carolina Place	50%	87,500	2023	75,542	3.84%	No	757	1,567	1,630	1,694	1,752	1,831	2,727
Union Square Portfolio	50%	25,000	2023	25,000	5.12%	No	—	—	—	—	—	—	—
Galleria at Tyler	50%	93,537	2023	76,716	5.05%	No	1,797	1,889	1,987	2,089	2,197	2,311	4,551
Park Meadows	35%	126,000	2023	112,734	4.60%	No	—	—	1,996	2,091	2,189	2,292	4,698

DEBT Detail, at Share[1] As of December 31, 2015 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Coupon Rate	Parent Recourse as of 12/31/2015 [3]	2016	2017	2018	2019	2020	2021	Subsequent
Stonebriar Centre	50%	140,000	2024	120,886	4.05%	No	—	804	2,477	2,579	2,686	2,797	7,771
Pinnacle Hills Promenade	50%	60,067	2025	48,805	4.13%	No	1,049	1,099	1,146	1,195	1,240	1,299	4,234
Altamonte Mall	50%	80,000	2025	69,045	3.72%	No	—	—	1,063	1,478	1,526	1,593	5,295
Alderwood	50%	175,857	2025	138,693	3.48%	No	3,374	3,512	3,638	3,769	3,888	4,043	14,940
Towson Town Center	35%	113,761	2025	97,713	3.82%	No	—	—	680	2,093	2,175	2,259	8,841
Perimeter Mall	50%	137,500	2026	137,500	3.96%	No	—	—	—	—	—	—	—
Glendale Galleria	50%	215,000	2026	190,451	4.06%	No	—	—	—	—	922	3,785	19,842
Unconsolidated Property Level		$4,367,012		$4,119,103	4.30%		$23,458	$25,900	$32,900	$35,376	$31,130	$25,318	$73,827

Total Fixed Rate Debt		$16,155,359		$14,852,352	4.40%		$159,808	$165,521	$177,064	$181,225	$176,042	$145,281	$298,066

Variable Rate

Consolidated Property Level
Columbiana Centre [5]	100%	$130,816	2018	$128,177	Libor + 175 bps	Yes - Full	$746	$1,393	$500	—	—	—	—
Eastridge (WY) [5]	100%	48,228	2018	47,255	Libor + 175 bps	Yes - Full	275	514	184	—	—	—	—
Grand Teton Mall [5]	100%	48,859	2018	47,873	Libor + 175 bps	Yes - Full	279	520	187	—	—	—	—
Mayfair [5]	100%	347,813	2018	340,796	Libor + 175 bps	Yes - Full	1,983	3,704	1,330	—	—	—	—
Mondawmin Mall [5]	100%	81,011	2018	79,377	Libor + 175 bps	Yes - Full	461	863	310	—	—	—	—
North Town Mall [5]	100%	89,207	2018	87,407	Libor + 175 bps	Yes - Full	509	950	341	—	—	—	—
Oakwood [5]	100%	76,913	2018	75,362	Libor + 175 bps	Yes - Full	438	819	294	—	—	—	—
Oakwood Center [5]	100%	91,413	2018	89,569	Libor + 175 bps	Yes - Full	520	974	350	—	—	—	—
Pioneer Place [5]	100%	188,185	2018	184,389	Libor + 175 bps	Yes - Full	1,072	2,004	720	—	—	—	—
Red Cliffs Mall [5]	100%	30,261	2018	29,650	Libor + 175 bps	Yes - Full	173	322	116	—	—	—	—
River Hills Mall [5]	100%	76,283	2018	74,744	Libor + 175 bps	Yes - Full	435	812	292	—	—	—	—
Sooner Mall [5]	100%	78,931	2018	77,338	Libor + 175 bps	Yes - Full	450	841	302	—	—	—	—
Southwest Plaza [5]	100%	73,383	2018	71,902	Libor + 175 bps	Yes - Full	418	782	281	—	—	—	—
The Shops at Fallen Timbers [5]	100%	25,217	2018	24,709	Libor + 175 bps	Yes - Full	143	269	96	—	—	—	—
Columbia Mall	100%	100,000	2018	100,000	Libor + 175 bps	Yes - Full	—	—	—	—	—	—	—
Market Place Shopping Center	100%	113,425	2018	113,425	Libor + 240 bps	No	—	—	—	—	—	—	—
Lynnhaven Mall	100%	235,000	2019	235,000	Libor + 185 bps	No	—	—	—	—	—	—	—
830 North Michigan	100%	85,000	2019	85,000	Libor + 160 bps	No	—	—	—	—	—	—	—
Westlake Center	100%	42,500	2019	42,500	Libor + 230 bps	No	—	—	—	—	—	—	—
200 Lafayette	100%	33,000	2019	33,000	Libor + 250 bps	No	—	—	—	—	—	—	—
Consolidated Property Level		$1,995,445		$1,967,473	2.08%		$7,902	$14,767	$5,303	$—	$—	$—	$—

Unconsolidated Property Level
Union Square Portfolio	50%	$16,250	2018	$16,250	Libor + 400 bps	No	$—	$—	$—	$—	$—	$—	$—
Ala Moana Construction Loan[6]	63%	220,029	2019	220,029	Libor + 190 bps	Yes - Partial	—	—	—	—	—	—	—
685 Fifth Avenue	50%	170,000	2019	170,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Miami Design District	15%	63,680	2019	63,680	Libor + 250 bps	No	—	—	—	—	—	—	—
522 Fifth Avenue	10%	8,624	2019	8,624	Libor + 250 bps	No	—	—	—	—	—	—	—
530 Fifth Avenue	50%	15,500	2019	15,423	Libor + 788 bps	No	—	38	39	—	—	—	—
530 Fifth Avenue	50%	95,000	2019	94,526	Libor + 325 bps	No	—	237	237	—	—	—	—
Bayside Marketplace	51%	127,500	2020	127,500	Libor + 205 bps	No	—	—	—	—	—	—	—
Baybrook LPC Construction Loan[7]	53%	28,583	2020	28,583	Libor + 200 bps	Yes - Partial	—	—	—	—	—	—	—
730 Fifth Avenue[8]	37%	457,750	2020	457,750	Libor + 263 bps	No	—	—	—	—	—	—	—
Park Lane Construction Loan[9]	50%	24,416	2020	24,416	Libor + 325 bps	Yes - Partial	—	—	—	—	—	—	—

DEBT Detail, at Share[1] As of December 31, 2015 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Coupon Rate	Parent Recourse as of 12/31/2015 [3]	2016	2017	2018	2019	2020	2021	Subsequent
85 Fifth Avenue	50%	30,000	2,021	30,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$1,257,332		$1,256,781	3.10%		$—	$275	$276	$—	$—	$—	$—

Consolidated Corporate
Junior Subordinated Notes Due 2036	100%	$206,200	2036	$206,200	Libor + 145 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Corporate Revolver	100%	315,000	2020	315,000	Libor + 155 bps	Yes - Full	—	—	—	—	—	—	—
Consolidated Corporate		$521,200		$521,200	1.84%		$—	$—	$—	$—	$—	$—	$—

Total Variable Rate Debt		$3,773,977		$3,745,454	2.38%		$7,902	$15,042	$5,579	$—	$—	$—	$—

Total[10]		$19,929,336		$18,597,806	4.01%		$167,710	$180,563	$182,643	$181,225	$176,042	$145,281	$298,066

1.	Proportionate share for Consolidated Properties presented exclusive of non-controlling interests.

2.	Assumes that all maturity extensions are exercised.

3.	Total recourse to GGP or its subsidiaries of approximately $1.9 billion, excluding the corporate revolver.

4.	Loan is cross-collateralized with other properties.

5.	Properties provide mortgage collateral as guarantors for $1.4 billion corporate borrowing and are cross collateralized.

6.	Reflects the amount drawn as of December 31, 2015 on the $450.0 construction loan.

7.	Reflects the amount drawn as of December 31, 2015 on the $126.0 construction loan.

8.
Per the joint venture agreement approximately $915 million of the total property debt is associated with the retail units and approximatley $335 million is associated with the upper units. GGP owns a 50% equity interest in the retail units, and as a result GPP's pro rata share of the property debt is approximately $458 million or 37%.

9.	Reflects the amount drawn as of December 31, 2015 on the $460.0 construction loan.

10.	Reflects amortization for the period subsequent to December 31, 2015.

Debt Summary of Debt Transactions For the Twelve Months Ended December 31, 2015 (In thousands)

Closing Date	Property Name[1]	New Loan at Share	New Term	New Interest Rate	Repayment at Share	Original Term	Original Interest Rate	Net Proceeds at Share

Refinancings
February 2015	Beachwood Place	$220,000	10	3.9%	$(212,911)	2.7	5.6%	$7,089
April 2015	The Shops at La Cantera	262,500	12	3.6%	(117,849)	0.2	6.0%	144,651
May 2015	Alderwood	177,500	10	3.5%	(120,976)	0.3	6.7%	56,524
July 2015	Boise Towne Plaza	20,000	10	4.1%	(8,629)	0.0	4.7%	11,371
September 2015	Paramus Park	120,000	10	4.1%	(90,444)	0.1	4.9%	29,556

	Total	$800,000	10.7	3.7%	$(550,809)	1.2	5.8%	$249,191

Repayments

February 2015	Peachtree Mall				$(77,790)	0.2	5.1%	$(77,790)
March 2015	Eastridge Mall CA				(142,210)	2.4	5.8%	(142,210)
March 2015	Glenbrook Square				(153,477)	1.7	4.9%	(153,477)
March 2015	Ridgedale Center				(153,750)	1.5	4.9%	(153,750)
April 2015	Quail Springs Mall				(67,120)	0.2	6.7%	(67,120)

	Total				$(594,347)	1.5	5.3%	$(594,347)

New Loans

October 2015	Glenbrook Square	$162,000	10	4.3%
November 2015	Peachtree Mall	88,000	10	4.3%

	Total	$250,000	10	4.3%

1.	See Property Schedule on pages 19-25 for GGP ownership percentage for each individual property.

Asset Transactions

ASSET TRANSACTIONS Summary of Asset Transactions For the Twelve Months Ended December 31, 2015 (In thousands)

Acquisitions
Closing Date	Property Name	Property Location	GGP Ownership %	Gross Purchase Price at Share [1]	Debt at Share	Net Equity at Share [1]
					($ in thousands)

March 2015	Interests in 12 Sears Anchors [2]	Various	50.0%	$131,000	$—	$130,490
April 2015	730 Fifth Ave	New York, NY	50.0%	666,265	457,750	208,518
April 2015	85 Fifth Ave	New York, NY	50.0%	43,950	30,000	13,960
November 2015	Miami Design District [3]	Miami, FL	2.5%	40,000	—	40,000
	Total			$881,215	$487,750	$392,968

Dispositions
Closing Date	Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]
					($ in thousands)

January 2015	The Trails Village Center	Las Vegas, NV	50.0%	$27,625	$5,756	$22,120
April 2015	200 Lafayette Office	New York, NY	100.0%	124,500	67,000	49,417
September 2015	Lake Mead & Buffalo	Las Vegas, NV	50.0%	11,250	2,410	8,360
December 2015	Lockport Mall (land parcels)	Lockport, NY	100.0%	3,226	—	3,226
	Total			$166,601	$75,166	$83,123

Joint Venture Interests
February 2015	Ala Moana Center [4]	Honolulu, HI	25.0%	$1,376,309	$462,500	$907,000
April 2015			12.5%	687,293	231,250	453,500
	Total			$2,063,602	$693,750	$1,360,500

Dispositions
Closing Date	Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]
January 2016	Owings Mills Mall	Owings Mills, MD	50.0%	$11,559	$—	$11,559
January 2016	Eastridge Mall CA	San Jose, CA	100.0%	225,000	—	216,333
January 2016	Provo Towne Center	Provo, UT	75.0%	37,500	31,127	2,784
January 2016	522 Fifth Avenue [5]	New York, NY	10.0%	27,666	8,624	19,042
	Total			$301,725	$39,751	$249,718

1.	Includes closing costs.

2.	Initial gross purchase price of $165 million less $34 million the joint venture partner paid for their share of the purchase price.

3.	GGP purchased an additional 2.5% interest to increase our total ownership to 15%.

4.
On February 27, 2015, GGP sold a 25% interest in Ala Moana Center for net proceeds of $907 million. GGP received $670 million at closing and will receive the remaining $237 million in late 2016 after substantial completion of redevelopment. On April 10, 2015, GGP sold an additional 12.5% in Ala Moana Center for net proceeds of $454 million. GGP received $335 million at closing and will receive the remaining $119 million in late 2016 after substantial completion of redevelopment.

5. GGP has received net proceeds of $10 million and will receive the remaining $9 million in March 2016.

Portfolio Operating Metrics

PORTFOLIO OPERATING METRICS Key Operating Performance Indicators As of and for the Twelve Months Ended December 31, 2015 (GLA in thousands)

GLA Summary (in thousands)
	Number of Properties	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Total Retail Property	Strip Center GLA	Office GLA	Total GLA	Total GLA at Share [1]	% Leased
Consolidated Retail Properties	88	37,967	12,998	34,699	85,664	1,209	1,082	87,955	52,677	96.6%
Unconsolidated Retail Properties	35	17,099	4,703	13,919	35,720	450	1,316	37,486	12,134	97.6%
Same Store Retail Properties[2]	123	55,065	17,701	48,617	121,383	1,659	2,399	125,441	64,811	96.9%
Non-Same Store Retail Properties	8	1,224	159	542	1,925	—	293	2,218	931	99.4%
Total Retail Properties	131	56,289	17,860	49,159	123,308	1,659	2,692	127,659	65,743	96.9%

Non-Same Store Strip Centers & Other Retail	2	695	340	307	1,342	—	—	1,342	496	54.4%
Total Real Estate	133	56,984	18,200	49,466	124,650	1,659	2,692	129,001	66,239	96.1%

Same Store Operating Metrics[2]

			In-Place Rent		Tenant Sales [3]
December 31, 2015	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	Occupancy Cost
Consolidated Retail Properties	96.6%	96.3%	$65.09	$52.09	$511	$12,512	13.9%
Unconsolidated Retail Properties	97.6%	97.1%	90.10	75.66	756	8,469	12.5%
Same Store Retail Properties	96.9%	96.5%	$73.12	$59.60	$588	$20,981	13.4%

			In-Place Rent		Tenant Sales [3]
December 31, 2014	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	Occupancy Cost

Consolidated Retail Properties	97.2%	96.6%	$63.80	$52.19	$488	$12,094	14.1%
Unconsolidated Retail Properties	97.4%	96.9%	87.04	73.09	754	8,313	12.2%
Same Store Retail Properties	97.2%	96.7%	$71.21	$58.97	$571	$20,407	13.3%

1.	Total GLA at Share includes assets at GGP ownership percentages and excludes tenant owned area.

2.	Same Store Metrics include all properties designated in the Property Schedule (pages 19-25) as "Total Same Store Retail Properties".

3.	Tenant Sales <10K SF is presented as Sales per square foot in dollars, and Tenant Sales All Less Anchors is presented as total sales volume in millions of dollars.

PORTFOLIO OPERATING METRICS Signed Leases[1] All Less Anchors As of December 31, 2015

	Leasing Activity - All Leases

	Commencement 2015
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF

New and Renewal Leases	2,119	7,306,093	6.9	$60.39	$66.57
Percent in Lieu/Gross	319	1,597,442	5.2	N/A	N/A
Total Leases	2,438	8,903,535	6.6	$60.39	$66.57

	Commencement 2016
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	571	2,535,261	8.5	$62.18	$69.67
Percent in Lieu/Gross	74	659,791	6.1	N/A	N/A
Total Leases	645	3,195,052	8.0	$62.18	$69.67

	SUITE TO SUITE - Lease Spread [2,3]

	New and Renewal Leases
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
2015 Commencements	1,664	4,836,695	6.5	$64.92	$71.80	$58.60	$6.32	10.8%	$13.20	22.5%
2016 Commencements	497	1,486,762	6.5	$76.42	$85.00	$66.78	$9.64	14.4%	$18.22	27.3%

1.	Same Store Metrics include all properties designated in the Property Schedule (pages 19-25) as "Total Same Store Retail Properties".

2.	Represents signed leases that have commenced in the specified period compared to expiring rent for the prior tenant in the same suite. New suites are within 10,000 SF of the expiring suites.

3.	Represents leases where downtime between the new and previous tenant was less than 24 months.

PORTFOLIO OPERATING METRICS Lease Expiration Schedule and Top Ten Tenants [1]

Lease Expiration Year	Number of Expiring Leases	Expiring GLA at 100% (in thousands)	Percent of Total	Expiring Rent (in thousands)	Expiring Rent ($psf)

Specialty Leasing	1,112	2,336	4.4%	$50,248	$21.51
2016	2,021	6,456	12.1%	360,090	55.78
2017	1,899	6,140	11.5%	344,050	56.03
2018	1,564	5,406	10.1%	342,177	63.30
2019	1,220	5,384	10.1%	315,985	58.69
2020	1,115	4,135	7.8%	254,256	61.48
2021	824	3,120	5.8%	213,633	68.48
2022	878	3,647	6.8%	237,319	65.06
2023	923	3,825	7.2%	278,354	72.77
2024	873	4,225	7.9%	308,271	72.97
Subsequent	1,340	8,670	16.3%	541,684	62.48
Total	13,769	53,345	100.0%	$3,246,068	$60.85
Vacant Space	770	1,720
Mall and Freestanding GLA	14,539	55,065

Top Ten Largest Tenants	Primary DBA	Percent of Minimum Rents, Tenant Recoveries and Other

Limited Brands, Inc	Victoria's Secret, Bath & Body Works, PINK, Henri Bendel	3.7%
Foot Locker, Inc	Footlocker, Champs Sports, Footaction USA	2.9%
The Gap, Inc	Gap, Banana Republic, Old Navy	2.8%
Forever 21, Inc	Forever 21	2.2%
Abercrombie & Fitch Stores, Inc	Abercrombie, Abercrombie & Fitch, Hollister	2.1%
Ascena Retail Group	Dress Barn, Justice, Lane Bryant, Maurices, Ann Taylor, Loft	1.8%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.6%
Genesco Inc	Journeys, Lids, Underground Station, Johnston & Murphy	1.5%
Express, Inc	Express, Express Men	1.5%
Luxottica Group S.P.A.	Lenscrafters, Sunglass Hut, Pearle Vision	1.5%
Totals		21.6%

1.	Same Store metrics include all properties designated in property schedule (pages 19-25) as "Total Same Store Retail Properties".

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Consolidated Retail Properties
200 Lafayette	Pirch	100%	New York, NY	31,328	—	—	—	—	31,328	100.0%
830 N. Michigan Ave.	Uniqlo, Topshop	100%	Chicago, IL	117,411	—	—	—	—	117,411	100.0%
Apache Mall	Herberger's, JCPenney, Macy's	100%	Rochester, MN	408,937	206,326	162,790	—	—	778,053	98.3%
Augusta Mall	Dillard's, JCPenney, Macy's, Sears	100%	Augusta, GA	503,589	—	597,223	—	—	1,100,812	95.5%
Baybrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Friendswood (Houston), TX	639,897	96,605	720,931	—	—	1,457,433	99.8%
Beachwood Place	Dillard's, Nordstrom, Saks Fifth Avenue	100%	Beachwood, OH	321,717	317,347	247,000	94,835	—	980,899	98.5%
Bellis Fair	JCPenney, Kohl's, Macy's, Target	100%	Bellingham (Seattle), WA	436,839	100,400	237,910	—	—	775,149	98.4%
Boise Towne Square	Dillard's, JCPenney, Macy's, Sears, Kohl's	100%	Boise, ID	423,035	425,556	247,714	114,687	—	1,210,992	96.8%
Brass Mill Center	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Waterbury, CT	444,756	218,339	319,391	197,087	—	1,179,573	96.9%
Coastland Center	Dillard's, JCPenney, Macy's, Sears	100%	Naples, FL	337,434	123,921	466,469	—	—	927,824	96.7%
Columbia Mall	Dillard's, JCPenney, Sears, Target	100%	Columbia, MO	314,338	85,972	335,088	—	—	735,398	93.7%
Columbiana Centre	Belk, Dillard's, JCPenney	100%	Columbia, SC	269,101	160,276	360,643	—	—	790,020	99.7%
Coral Ridge Mall	Dillard's, JCPenney, Target, Younkers	100%	Coralville (Iowa City), IA	521,555	98,596	442,365	—	—	1,062,516	97.7%
Coronado Center	JCPenney, Kohl's, Macy's, Sears	100%	Albuquerque, NM	516,204	305,503	281,144	—	—	1,102,851	100.0%
Crossroads Center	JCPenney, Macy's, Sears, Target	100%	St. Cloud, MN	366,409	294,167	229,275	—	—	889,851	97.2%
Cumberland Mall	Costco, Macy's, Sears	100%	Atlanta, GA	386,861	147,409	500,575	—	—	1,034,845	99.5%
Deerbrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Humble (Houston), TX	558,475	—	653,540	—	—	1,212,015	99.1%
Eastridge Mall WY	JCPenney, Macy's, Sears, Target	100%	Casper, WY	276,555	213,913	75,883	—	—	566,351	88.4%
Eastridge Mall CA	JCPenney, Macy's, Sears	100%	San Jose, CA	658,990	246,261	426,000	—	—	1,331,251	98.8%
Fashion Place	Dillard's, Nordstrom	100%	Murray, UT	441,863	162,000	319,603	—	—	923,466	97.0%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Fashion Show	Dillard's, Macy's, Macy's Men's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	100%	Las Vegas, NV	833,406	271,635	761,653	—	—	1,866,694	99.0%
Four Seasons Town Centre	Dillard's, JCPenney	100%	Greensboro, NC	438,618	429,969	212,047	—	—	1,080,634	92.9%
Fox River Mall	JCPenney, Macy's, Sears, Target, Younkers	100%	Appleton, WI	596,274	30,000	564,914	—	—	1,191,188	98.3%
Glenbrook Square	JCPenney, Macy's, Sears, Carson's	100%	Fort Wayne, IN	448,106	555,870	221,000	—	—	1,224,976	90.1%
Governor's Square	Dillard's, JCPenney, Macy's, Sears	100%	Tallahassee, FL	339,685	—	691,605	—	—	1,031,290	92.7%
Grand Teton Mall	Dillard's, JCPenney, Macy's, Sears	100%	Idaho Falls, ID	211,466	199,062	124,863	93,274	—	628,665	91.9%
Greenwood Mall	Dillard's, JCPenney, Macy's, Sears	100%	Bowling Green, KY	422,536	156,096	272,957	—	—	851,589	97.4%
Hulen Mall	Dillard's, Macy's, Sears	100%	Ft. Worth, TX	396,437	—	596,570	—	—	993,007	96.8%
Jordan Creek Town Center	Dillard's, Younkers	100%	West Des Moines, IA	746,149	—	349,760	259,733	—	1,355,642	97.8%
Lakeside Mall	JCPenney, Lord & Taylor, Macy's, Macy's Men's & Home, Sears	100%	Sterling Heights, MI	483,227	115,300	905,418	—	—	1,503,945	85.1%
Lynnhaven Mall	Dillard's, JCPenney, Macy's	100%	Virginia Beach, VA	624,935	150,434	380,958	—	—	1,156,327	98.4%
Mall Of Louisiana	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Sears	100%	Baton Rouge, LA	623,529	—	805,630	143,634	—	1,572,793	98.9%
Mall St. Matthews	Dillard's, Dillard's Men's & Home, JCPenney	100%	Louisville, KY	505,090	—	514,135	—	—	1,019,225	98.1%
Market Place Shopping Center	Bergner's, JCPenney, Macy's,	100%	Champaign, IL	512,144	234,834	149,980	—	—	896,958	98.3%
Mayfair	Boston Store, Macy's, Nordstrom	100%	Wauwatosa (Milwaukee), WI	621,190	288,596	348,714	—	314,584	1,573,084	97.0%
Meadows Mall	Dillard's, JCPenney, Macy's, Sears	100%	Las Vegas, NV	307,842	—	636,853	—	—	944,695	95.8%
Mondawmin Mall		100%	Baltimore, MD	393,182	—	—	—	65,528	458,710	99.8%
Newgate Mall	Dillard's, Sears, Burlington Coat Factory	100%	Ogden (Salt Lake City), UT	338,394	218,874	118,919	—	—	676,187	96.7%
North Point Mall	Dillard's, JCPenney, Macy's, Sears, Von Maur	100%	Alpharetta (Atlanta), GA	428,219	539,850	363,151	—	—	1,331,220	93.3%
North Star Mall	Dillard's, JCPenney, Macy's, Saks Fifth Avenue	100%	San Antonio, TX	519,169	207,196	522,126	—	—	1,248,491	99.2%
Northridge Fashion Center	JCPenney, Macy's, Macy's Men's & Home, Sears	100%	Northridge (Los Angeles), CA	637,117	—	824,443	—	—	1,461,560	97.7%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Northtown Mall	JCPenney, Kohl's, Macy's, Sears	100%	Spokane, WA	429,627	276,488	242,392	—	—	948,507	86.8%
Oak View Mall	Dillard's, JCPenney, Sears, Younkers	100%	Omaha, NE	255,260	149,326	454,860	—	—	859,446	81.1%
Oakwood Center	Dillard's, JCPenney, Sears	100%	Gretna, LA	399,817	—	514,028	—	—	913,845	98.4%
Oakwood Mall	JCPenney, Macy's, Sears, Younkers	100%	Eau Claire, WI	403,036	116,620	298,224	—	—	817,880	95.3%
Oglethorpe Mall	Belk, JCPenney, Macy's, Sears	100%	Savannah, GA	406,358	220,824	315,760	—	—	942,942	97.0%
Oxmoor Center	Macy's, Sears, Von Maur	94%	Louisville, KY	350,386	156,000	411,210	—	—	917,596	95.5%
Paramus Park	Macy's, Sears	100%	Paramus, NJ	305,845	169,634	289,423	—	—	764,902	98.6%
Park City Center	Boscov's, JCPenney, Kohl's, Sears, The Bon Ton	100%	Lancaster (Philadelphia), PA	535,373	514,917	384,980	—	3,268	1,438,538	93.9%
Park Place	Dillard's, Macy's, Sears	100%	Tucson, AZ	473,502	—	581,457	—	—	1,054,959	99.7%
Peachtree Mall	Dillard's, JCPenney, Macy's	100%	Columbus, GA	301,038	221,539	287,076	—	12,600	822,253	93.7%
Pecanland Mall	Belk, Burlington Coat Factory, Dillard's, JCPenney, Sears	100%	Monroe, LA	347,841	19,962	595,474	—	—	963,277	95.1%
Pembroke Lakes Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Macy's Home Store, Sears	100%	Pembroke Pines (Fort Lauderdale), FL	354,054	395,219	386,056	—	—	1,135,329	98.2%
Pioneer Place		100%	Portland, OR	347,852	—	—	—	288,898	636,750	88.8%
Prince Kuhio Plaza	Macy's, Macy's Men's & Home & Childrens, Sears	100%	Hilo, HI	310,046	124,547	61,873	—	—	496,466	96.4%
Providence Place	Macy's, Nordstrom	94%	Providence, RI	733,382	—	513,816	—	4,304	1,251,502	99.7%
Provo Towne Centre	Dillard's, JCPenney, Sears	75%	Provo, UT	300,303	285,479	206,240	—	—	792,022	85.8%
Quail Springs Mall	Dillard's, JCPenney, Macy's, Von Maur	100%	Oklahoma City, OK	446,112	160,000	505,596	—	—	1,111,708	97.9%
Red Cliffs Mall	Dillard's, JCPenney, Sears	100%	St. George, UT	155,757	235,031	—	57,304	—	448,092	99.1%
Ridgedale Center	JCPenney, Macy's, Sears, Nordstrom	100%	Minnetonka, MN	301,835	343,072	457,868	—	—	1,102,775	97.9%
River Hills Mall	Herberger's, JCPenney, Sears, Target	100%	Mankato, MN	343,712	189,559	174,383	—	—	707,654	94.9%
Rivertown Crossings	JCPenney, Kohl's, Macy's, Sears, Younkers	100%	Grandville (Grand Rapids), MI	631,479	—	635,625	—	—	1,267,104	96.5%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Rogue Valley Mall	JCPenney, Kohl's, Macy's, Macy's Home Store	100%	Medford (Portland), OR	280,169	170,625	186,359	—	—	637,153	81.0%
Sooner Mall	Dillard's, JCPenney, Sears	100%	Norman, OK	237,303	129,823	137,082	—	—	504,208	100.0%
Spokane Valley Mall	JCPenney, Macy's, Sears	75%	Spokane, WA	350,545	126,243	251,366	138,002	—	866,156	94.8%
Staten Island Mall	Macy's, Sears, JCPenney	100%	Staten Island, NY	524,108	190,441	466,922	83,151	—	1,264,622	97.9%
Stonestown Galleria	Macy's, Nordstrom	100%	San Francisco, CA	408,161	160,505	267,788	—	—	836,454	97.4%
The Crossroads	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Portage (Kalamazoo), MI	266,414	—	502,961	—	—	769,375	96.7%
The Gallery At Harborplace		100%	Baltimore, MD	111,371	—	—	—	283,321	394,692	86.9%
The Maine Mall	JCPenney, Macy's, Sears, The Bon Ton	100%	South Portland, ME	523,788	120,844	377,662	—	600	1,022,894	99.5%
The Mall In Columbia	JCPenney, Lord & Taylor, Macy's, Nordstrom, Sears	100%	Columbia, MD	633,747	351,168	449,000	—	—	1,433,915	98.1%
The Oaks Mall	Belk, Dillard's, JCPenney, Macy's, Sears	100%	Gainesville, FL	348,237	233,367	324,500	—	—	906,104	94.7%
The Parks At Arlington	Dillard's, JCPenney, Macy's, Sears	100%	Arlington (Dallas), TX	761,468	—	748,945	—	—	1,510,413	99.7%
The Shoppes At Buckland Hills	JCPenney, Macy's, Macy's Men's & Home, Sears	100%	Manchester, CT	560,361	—	512,611	—	—	1,072,972	93.8%
The Shops At Fallen Timbers	Dillard's, JCPenney	100%	Maumee, OH	351,080	—	261,502	—	—	612,582	95.1%
The Shops at La Cantera	Dillard's, Macy's, Neiman Marcus, Nordstrom	75%	San Antonio, TX	619,424	—	627,597	—	70,094	1,317,115	99.3%
The Streets At Southpoint	Hudson Belk, JCPenney, Macy's, Nordstrom, Sears	94%	Durham, NC	609,108	—	726,347	—	—	1,335,455	98.7%
The Woodlands Mall	Dillard's, JCPenney, Macy's, Nordstrom	100%	Woodlands (Houston), TX	625,144	—	713,438	—	38,905	1,377,487	99.3%
Town East Mall	Dillard's, JCPenney, Macy's, Sears	100%	Mesquite (Dallas), TX	413,455	—	809,386	—	—	1,222,841	97.1%
Tucson Mall	Dillard's, JCPenney, Macy's, Sears	100%	Tucson, AZ	612,486	—	641,458	27,305	—	1,281,249	95.8%
Tysons Galleria	Macy's, Neiman Marcus, Saks Fifth Avenue	100%	McLean (Washington, D.C.), VA	290,243	—	511,933	—	—	802,176	95.7%
Valley Plaza Mall	JCPenney, Macy's, Sears, Target	100%	Bakersfield, CA	520,736	364,792	292,176	—	—	1,177,704	99.9%
Visalia Mall	JCPenney, Macy's	100%	Visalia, CA	178,146	257,000	—	—	—	435,146	95.6%
Westlake Center		100%	Seattle, WA	108,785	—	—	—	—	108,785	93.2%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Westroads Mall	JCPenney, Von Maur, Younkers	100%	Omaha, NE	520,986	—	529,036	—	—	1,050,022	96.4%
White Marsh Mall	JCPenney, Macy's, Macy's Home Store, Sears, Boscov's	100%	Baltimore, MD	437,322	257,345	466,010	—	—	1,160,677	97.0%
Willowbrook	Bloomingdale's, Lord & Taylor, Macy's, Sears	100%	Wayne, NJ	488,877	2,060	1,028,000	—	—	1,518,937	100.0%
Woodbridge Center	Boscov's, JCPenney, Lord & Taylor, Macy's, Sears	100%	Woodbridge, NJ	650,462	455,739	560,935	—	—	1,667,136	94.9%
Total Consolidated Retail Properties			Count: 88	37,966,550	12,998,476	34,698,595	1,209,012	1,082,102	87,954,735	96.6%

Unconsolidated Retail Properties
Ala Moana Center [2]	Macy's, Neiman Marcus, Nordstrom, Bloomingdale's	63%	Honolulu, HI	1,113,336	849,735	—	14,042	362,591	2,339,704	95.5%
Alderwood	JCPenney, Macy's, Nordstrom, Sears	50%	Lynnwood (Seattle), WA	578,303	177,679	528,219	39,096	—	1,323,297	98.9%
Altamonte Mall	Dillard's, JCPenney, Macy's, Sears	50%	Altamonte Springs (Orlando), FL	483,127	158,658	519,890	—	—	1,161,675	97.0%
Bayside Marketplace		51%	Miami, FL	205,937	—	—	—	1,103	207,040	97.5%
Bridgewater Commons	Bloomingdale's, Lord & Taylor, Macy's	35%	Bridgewater, NJ	406,004	150,525	352,351	92,584	—	1,001,464	97.1%
Carolina Place	Belk, Dillard's, JCPenney, Macy's, Sears	50%	Pineville (Charlotte), NC	386,359	277,404	496,098	—	—	1,159,861	97.2%
Christiana Mall	JCPenney, Macy's, Nordstrom, Target	50%	Newark, DE	625,679	—	641,312	—	—	1,266,991	99.4%
Clackamas Town Center	JCPenney, Macy's, Macy's Home Store, Nordstrom, Sears	50%	Happy Valley, OR	636,150	—	774,842	—	—	1,410,992	99.6%
First Colony Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's	50%	Sugar Land, TX	510,915	—	619,048	—	—	1,129,963	99.4%
Florence Mall	JCPenney, Macy's, Macy's Home Store, Sears	50%	Florence (Cincinnati, OH), KY	388,560	—	552,407	—	—	940,967	87.6%
Galleria At Tyler	JCPenney, Macy's, Nordstrom	50%	Riverside, CA	559,637	—	468,208	—	—	1,027,845	99.4%
Glendale Galleria	Bloomingdale's, JCPenney, Macy's, Target	50%	Glendale, CA	504,094	305,000	525,000	—	139,013	1,473,107	98.8%
Kenwood Towne Centre [3]	Dillard's, Macy's, Nordstrom	50%	Cincinnati, OH	519,846	240,656	400,665	—	—	1,161,167	100.0%
Mizner Park	Lord & Taylor	47%	Boca Raton, FL	176,870	79,822	—	—	264,199	520,891	90.1%
Natick Mall	Lord & Taylor, Macy's, Sears, Neiman Marcus, Nordstrom	50%	Natick (Boston), MA	747,514	194,722	558,370	—	—	1,500,606	98.5%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Neshaminy Mall	Boscov's, Macy's, Sears	50%	Bensalem, PA	391,619	215,586	418,595	—	—	1,025,800	95.8%
Northbrook Court	Lord & Taylor, Macy's, Neiman Marcus	50%	Northbrook (Chicago), IL	478,229	126,000	410,277	—	—	1,014,506	95.3%
Oakbrook Center	Lord & Taylor, Macy's, Neiman Marcus, Nordstrom, Sears	48%	Oak Brook (Chicago), IL	1,112,337	606,081	467,863	—	240,030	2,426,311	98.3%
Otay Ranch Town Center	Macy's	50%	Chula Vista (San Diego), CA	506,996	—	140,000	—	—	646,996	96.8%
Park Meadows	Dillard's, JCPenney, Macy's, Nordstrom	35%	Lone Tree, CO	754,029	—	823,000	—	—	1,577,029	98.8%
Perimeter Mall	Dillard's, Macy's, Nordstrom, Von Maur	50%	Atlanta, GA	511,058	222,056	831,218	—	—	1,564,332	97.1%
Pinnacle Hills Promenade	Dillard's, JCPenney	50%	Rogers, AR	359,079	98,540	162,140	304,505	63,257	987,521	94.6%
Plaza Frontenac	Neiman Marcus, Saks Fifth Avenue	55%	St. Louis, MO	224,518	125,669	135,044	—	—	485,231	96.9%
Riverchase Galleria	Belk, JCPenney, Macy's, Sears, Von Maur	50%	Hoover (Birmingham), AL	558,565	330,032	610,026	—	—	1,498,623	96.6%
Saint Louis Galleria [2]	Dillard's, Macy's, Nordstrom	74%	St. Louis, MO	447,247	—	714,052	—	—	1,161,299	96.5%
Stonebriar Centre	Dillard's, JCPenney, Macy's, Nordstrom, Sears	50%	Frisco (Dallas), TX	845,979	162,018	703,174	—	—	1,711,171	98.1%
The Grand Canal Shoppes	Barneys New York	50%	Las Vegas, NV	648,313	84,743	—	—	34,088	767,144	100.0%
The Shoppes At River Crossing	Belk, Dillard's	50%	Macon, GA	395,490	—	333,219	—	—	728,709	97.9%
Towson Town Center	Macy's, Nordstrom	35%	Towson, MD	602,707	—	419,129	—	—	1,021,836	98.6%
Union/Geary	Bulgari	50%	San Francisco, CA	22,208	—	—	—	19,507	41,715	100.0%
Union/Stockton	Apple	50%	San Francisco, CA	16,987	—	—	—	—	16,987	100.0%
Village Of Merrick Park	Neiman Marcus, Nordstrom	55%	Coral Gables, FL	408,716	—	330,000	—	101,263	839,979	97.4%
Water Tower Place	Macy's	47%	Chicago, IL	408,289	297,618	—	—	88,809	794,716	98.6%
Whaler's Village		50%	Lahaina, HI	103,963	—	—	—	2,557	106,520	100.0%
Willowbrook Mall	Dillard's, JCPenney, Macy's, Macy's Men's, Sears	50%	Houston, TX	459,904	—	984,372	—	—	1,444,276	96.7%
Total Unconsolidated Retail Properties			Count: 35	17,098,564	4,702,544	13,918,519	450,227	1,316,417	37,486,271	97.6%
Total Same Store Retail Properties [4]			Count: 123	55,065,114	17,701,020	48,617,114	1,659,239	2,398,519	125,441,005	96.9%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Non-Same Store Retail Properties
Southwest Plaza	Dillard's, JCPenney, Macy's, Sears	100%	Littleton, CO	559,849	34,545	541,851	—	65,553	1,201,798	98.3%
The Shops at Bravern	Neiman Marcus	40%	Bellevue, WA	111,886	124,637	—	—	—	236,523	100.0%
522 Fifth Avenue		10%	New York, NY	1,918	—	—	—	—	1,918	100.0%
530 Fifth Avenue	Fossil, Desigual, Chase Bank	50%	New York, NY	31,230	—	—	—	—	31,230	100.0%
685 Fifth Avenue	Coach	50%	New York, NY	23,374	—	—	—	103,103	126,477	100.0%
730 Fifth Avenue	Bulgari, Mikimoto, Piaget	50%	New York, NY	64,956	—	—	—	32,672	97,628	100.0%
85 Fifth Avenue	Anthropologie	50%	New York, NY	12,946	—	—	—	—	12,946	100.0%
Miami Design District [5]	Bulgari, Fendi, Hermes, Louis Vuitton, Prada, Valentino	15%	Miami, FL	417,943	—	—	—	91,917	509,860	100.0%
Total Retail Properties			Count: 131	56,289,216	17,860,202	49,158,965	1,659,239	2,691,764	127,659,385	96.9%

Non-Same Store Strip Centers & Other Retail
Shopping Leblon		35%	Rio de Janeiro, Brazil	256,045	—	—	—	—	256,045	99.5%
Owings Mills Mall	JCPenney, Macy's	50%	Owings Mills, MD	438,582	340,000	307,037			1,085,619	28.0%
Total Non-Same Store Strip Centers & Other Retail			Count: 2	694,627	340,000	307,037	—	—	1,341,664	54.4%

1.	Excludes space under development.

2.	Ownership is substantially more than 50% but management decisions are decided by the joint venture and the entity is unconsolidated for reporting purposes.

3.	Ownership percentage includes retained debt of $91.8 million.

4.	Refer to page 17 (Key Operating Performance Indicators).

5.	Investment is considered cost method for reporting purposes and is reflected in prepaid and other assets in our proportionate balance sheet.

Miscellaneous

MISCELLANEOUS Capital Information (In thousands, except per share amounts)

December 31, 2015

Closing common stock price per share	$27.21
52 Week High [1]	31.70
52 Week Low [1]	24.22

Portfolio Net Debt, At Share
Portfolio Debt
Fixed	$16,155,359
Variable	3,792,274
Total Portfolio Debt	19,947,633
Less: Cash and Cash Equivalents	(569,640)
Portfolio Net Debt	$19,377,993

Portfolio Capitalization Data
Portfolio Net Debt	$19,377,993
Preferred Securities:
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	106,133
Preferred Stock at 6.375%	250,000
Other Preferred Stock	360
Total Preferred Securities	$408,263

Common stock and Operating Partnership units outstanding at end of period [2]	$24,186,316
Total Market Capitalization at end of period	$43,972,572

1.	52-week pricing information includes the intra-day highs and lows.

2.
Amount calculated as outstanding shares at the end of the period multiplied by the closing share price plus outstanding partnership units multiplied by a conversion rate of approximately 1.04 multiplied by the closing share price.

MISCELLANEOUS Change in Total Common and Equivalent Shares

Rollforward of Shares to December 31, 2015	Long Term Incentive Plan Common Units	Operating Partnership Units	Company Common Shares	Total Common Shares & Operating Partnership Units
			(In thousands)
Common Shares and Operating Partnership Units ("OP Units") Outstanding at December 31, 2014	—	4,625	884,912	889,537
Common Unit Cash Conversion	—	(40)	—	(40)
DRIP	—	—	24	24
Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	1,646	—	1,649	3,295
Issuance of stock for employee stock purchase program	—	—	137	137
Repurchase of common stock	—	—	(90)	(90)
Retirement of common stock	—	—	(4,235)	(4,235)
Common Shares and OP Units Outstanding at December 31, 2015	1,646	4,585	882,397	888,628

Common Shares issuable assuming exercise of warrants [1]			60,636
Common Shares issuable assuming exercise of in-the-money stock options [2]			6,490
Common Shares issuable assuming exchange of OP Units			6,479
Diluted Common Shares and OP Units Outstanding at December 31, 2015			956,002

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(In thousands)		(In thousands)
Weighted average number of company shares outstanding	882,419	884,370	884,676	887,031
Weighted average number of stock options [3]	6,382	6,753	6,884	5,547
Weighted average number of GAAP dilutive warrants	59,617	55,967	59,501	52,143
Diluted weighted average number of Company shares outstanding - GAAP EPS	948,418	947,090	951,061	944,721

Weighted average number of common units	4,768	4,830	4,783	4,833
Weighted average number of LTIP Units [4]	1,716	—	1,609	—
Diluted weighted average number of Company shares outstanding - FFO/Company FFO	954,902	951,920	957,453	949,554

1.
GGP has 73.9 million warrants outstanding convertible to 1.2133 Common Shares with a weighted average exercise price of $8.8158, with a scheduled expiration of November 9, 2017. 16.4 million warrants must be satisfied through net share settlement, with the remainder through either a net or full share settlement feature at the option of the holder.

Pursuant to the Plan, warrants to purchase equity were issued to the Plan Sponsors on the Effective Date.  The warrants are fully vested and the exercise prices will be subject to adjustment for future dividends, stock dividends, splits or reverse splits of our common stock or certain other events as are customary with such instruments at declaration.

Warrants	Weighted Average Exercise Price	Expiration Date	Impact of Dividend issued to stockholders of record as of December 15, 2015 [5]		Impact of settling warrants via net share settlement [6]
$57,500,000	$8.8616	Nov 9, 2017	Reduces exercise price to $8.8616	Increases number of Common shares per warrant to 1.2133	Net share: 69,764,750 x [27.21 - 8.616] /27.21 = 47,044,158 shares delivered
$16,428,571	$8.6555	Nov 9, 2017	Reduces exercise price to $8.6555	Increases number of Common shares per warrant to 1.2133	Net share: 19,932,785 x [27.21 - 8.6555] /27.21 = 13,592,167 shares delivered
73,928,571	$8.8158				60,636,325 shares delivered

2.	The options are included at net share settlement.

3.	The impact of the stock options are dilutive under GAAP and FFO in 2015 and 2014.

4.	LTIP Units are long term incentive plan units.

5.	Based on dividend of $0.19 per share issued to stockholders of record on December 15, 2015.

6.	Based on stock price of $27.21 on December 31, 2015.

MISCELLANEOUS Development Summary

Property[1]	Description	GGP's Total Projected Share of Cost	GGP's Investment to Date [2]	Expected Return on Investment [3]	% Opening on Open Date	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)

Open
Projects Open Prior to Q4 2015
Various Malls	Various projects open prior to Q4 2015	$500	461	11%		2016

Projects Opening in Q4 2015
Mayfair Mall[4]	Nordstrom	57	54	7-8%	90%	2016
Wauwatosa, WI

Ridgedale Center[4]	Nordstrom, Macy's Expansion, New Inline	110	101	7-9%	40%	2017
Minnetonka, MN	GLA and renovation

Southwest Plaza	Redevelopment	74	69	9-10%	80%	2017
Littleton, CO

Baybrook Mall	Expansion	95	63	8-10%	50%	2017
Friendswood, TX

Ala Moana Center[4]	Demolish existing Sears store and expand mall, adding anchor, box and inline tenants, reconfigure center court	343	335	11%	50%	2017
Honolulu, HI

Various Malls	Various projects opening Q4 2015	99	77	9-10%	90%	2017

	Total Open Projects	$1,278	$1,160

Under Construction
Staten Island Mall	Expansion	199	13	8-9%		2019
Staten Island, NY

Other Projects	Redevelopment projects at various malls	203	63	6-8%		2017-2018
Various Malls

	Total Projects Under Construction	$402	$76

MISCELLANEOUS Development Summary

Property[1]	Description	GGP's Total Projected Share of Cost	GGP's Investment to Date [2]	Expected Return on Investment [3]	% Opening on Open Date	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)

Projects in Pipeline
New Mall Development	Ground up mall development	$285	43	8-10%		2020
Norwalk, CT

Ala Moana Center	Nordstrom box repositioning	53	22	9-10%		2018
Honolulu, HI

Other Projects	Redevelopment projects at various malls	304	90	8-9%		TBD
Various Malls

	Total Projects in Pipeline	$643	$155

	Total Development Summary	$2,323	$1,391	9-11%

1.	See Property Schedule on pages 19-25 for GGP ownership percentage for each individual property.

2.	Projected costs and investments to date exclude capitalized interest and overhead.

3.	Return on investment represents first year stabilized cash-on-cash return, based upon budgeted assumptions. Actual costs may vary.

4.	Project ROI includes income related to uplift on existing space.

MISCELLANEOUS Capital Expenditures

Expenditures ($ in thousands)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2015	December 31, 2014

Capital expenditures	$180,443	$174,695
Tenant allowances and capitalized leasing costs	150,272	132,242
Total	$330,715	$306,937

MISCELLANEOUS Corporate Information

Reporting Calendar
Results for year end will be announced according to the following approximate schedule:
Quarter	Earnings Release Date	Earnings Call Date
Q1 2016	May 2, 2016	May 3, 2016

Stock Information
Common Stock
NYSE: GGP

6.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock)
NYSE: GGP PrA

Security	Quarter	Declaration Date	Record Date	Date Payable or Paid	Dividend per Share
Common Stock	Q1 2016	February 1, 2016	April 15, 2016	April 29, 2016	$0.1900
Common Stock	Q4 2015	November 2, 2015	December 15, 2015	January 4, 2016	$0.1900
Common Stock	Q3 2015	September 1, 2015	October 15, 2015	October 30, 2015	$0.1800
Common Stock	Q2 2015	May 21, 2015	July 15, 2015	July 31, 2015	$0.1700
Common Stock	Q1 2015	February 19, 2015	April 15, 2015	April 30, 2015	$0.1700
Common Stock	Q4 2014	November 14, 2014	December 15, 2014	January 2, 2015	$0.1700
Series A Preferred Stock	Q1 2016	February 1, 2016	March 15, 2016	April 1, 2016	$0.3984
Series A Preferred Stock	Q4 2015	November 2, 2015	December 15, 2015	January 4, 2016	$0.3984
Series A Preferred Stock	Q3 2015	September 1, 2015	September 15, 2015	October 1, 2015	$0.3984
Series A Preferred Stock	Q2 2015	May 21, 2015	June 15, 2015	July 1, 2015	$0.3984
Series A Preferred Stock	Q1 2015	February 19, 2015	March 16, 2015	April 1, 2015	$0.3984
Series A Preferred Stock	Q4 2014	November 14, 2014	December 15, 2014	January 2, 2015	$0.3984

Investor Relations	Transfer Agent

Kevin Berry	American Stock Transfer & Trust Company, LLC
Vice President, Investor Relations	6201 15th Avenue
Phone (312) 960-5529	Brooklyn, NY 11219
kevin.berry@ggp.com	Phone: (866) 627-2643
Foreign Investor Line:
+1 718 921-8124

MISCELLANEOUS Glossary of Terms

Terms	Description
Gross Leasable Area (GLA)	Total gross leasable space at 100%.
Mall and Freestanding	Inline mall shop and outparcel retail locations (locations that are not attached to the primary complex of buildings that comprise a shopping center). Excludes anchor stores and development space.
Anchor/Traditional Anchor
Department stores whose merchandise appeals to a broad range of shoppers.  Anchors either own their stores, the land under them and adjacent parking areas, or enter into long-term leases at rates that are generally lower than the rents charged to mall store tenants.

Strip Center
An attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the storefronts, but a strip center does not have enclosed walkways linking the stores.

Office	Leasable office space, either peripheral to a retail center or a stand-alone office building without a retail component.
Specialty Leasing	Temporary tenants on license agreements (as opposed to leases) with terms in excess of twelve months. License agreements are cancellable by the Company with 60 days notice.
Same Store NOI	Company NOI that excludes the periodic effects of acquisitions of new properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties.
Non-Same Store NOI	Includes the periodic effects of acquisitions of new properties and certain redevelopments and other properties.
Company NOI	Same Store NOI plus Non-Same Store NOI. Excludes reductions in ownership as a result of sales or other transactions.
Company EBITDA
Company NOI plus management fees and other corporate revenues, property management and other costs and general and administrative expense. Excludes reductions in ownership as a result of sales or other transactions.

Sold Interests	Reduction in ownership as a result of sales or other transactions, excluded from Company NOI and Company EBITDA, included in Company FFO.

Operating Metrics	Description
Leased
Leased area represents the sum of: (1) tenant occupied space under lease, (2) all leases signed for currently vacant space, and (3) tenants no longer occupying space, but still paying rent for all inline mall shop and outparcel retail locations, excluding anchors (Leased Area). Leased percentage is the Leased Area over the Mall and Freestanding Area.

Occupied
Occupied area represents the sum of: (1) tenant occupied space under lease, (2) tenants no longer occupying space, but still paying rent, and (3) tenants with a signed lease paying rent, but not yet opened for all inline mall shop and outparcel retail locations, excluding anchors (Occupied Area). Occupied percentage is the Occupied Area over the Mall and Freestanding Area.

Tenant Sales	Comparative rolling twelve month sales.
Occupancy Cost	Ratio of total tenant charges to comparative sales for inline mall tenants that opened at less than 10,000 square feet.
In-Place Rent	Weighted average rental rate of mall stores as of a point in time. Rent is presented on a cash basis and consists of base minimum rent and common area costs.
Expiring Rent	Represents rent at the end of the lease consisting of base minimum rent and common area costs.
Initial Rent	Represents initial rent at the time of rent commencement consisting of base minimum rent and common area costs.
Average Rent	Represents average rent over the term consisting of base minimum rent and common area costs.
Initial Rent Spread	Dollar spread between Initial Rent and Expiring Rent.
Average Rent Spread	Dollar spread between Average Rent and Expiring Rent.